SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

February 10, 2012

NETFLIX, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-49802	77-0467272
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Winchester Circle

Los Gatos, CA

95032

(Address of principal executive offices)

(Zip Code)

(408) 540-3700

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On February 10, 2012, Netflix, Inc. (the “Company”) filed its 2011 Form 10-K, which includes an update to the financial results for the year ended December 31, 2011 reported on the Company’s Form 8-K dated January 25, 2012. This update resulted from a legal settlement agreed to subsequent to reporting the Company’s 2011 results. Subsequent to January 25, 2012, the Company engaged in mediation of a legal claim pending in the Northern District of California made in January 2011 related to our compliance with the Video Privacy Protection Act. This mediation resulted in a settlement of the matter which includes payment of $9.0 million recognized as an expense in the Consolidated Statement of Operations for the year ended December 31, 2011, and which is anticipated to be paid in 2012. The settlement is subject to court approval.

A copy of the Form 10-K can be found at the Company’s investor relations website http://ir.netflix.com/

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NETFLIX, INC.

Date: February 10, 2012

/s/ David Wells
David Wells
Chief Financial Officer